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                                                                     EXHIBIT T3F

                                    FORM T-1
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)

                            ------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                      NEW YORK                                              13-3818954
           (Jurisdiction of incorporation                                (I.R.S. employer
            if not a U.S. national bank)                                identification No.)
                114 WEST 47TH STREET                                        10036-1532
                    NEW YORK, NY                                            (Zip Code)
      (Address of principal executive offices)

                               COMPLIANCE OFFICER
                           OFFICE OF GENERAL COUNSEL
                              114 WEST 47TH STREET
                         NEW YORK, NEW YORK 10036-1532
                                 (212)-852-1000

                            ------------------------

                          ALTIVA FINANCIAL CORPORATION
              (Exact name of obligor as specified in its charter)

                      DELAWARE                                              88-0286042
           (State or other jurisdiction of                               (I.R.S. employer
           incorporation or organization)                               identification No.)
           1000 PARKWOOD CIRCLE, 6TH FLOOR
                     ATLANTA GA                                                30339
      (Address of principal executive offices)                              (Zip Code)

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                      12% SECURED CONVERTIBLE SENIOR NOTES
                      (Title of the indenture securities)

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                                    GENERAL

1. GENERAL INFORMATION

       Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System)
         Federal Deposit Insurance Corporation, Washington, DC
         New York State Banking Department, Albany, New York

         (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR

       If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

ITEMS 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 AND 15:

         The Obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. LIST OF EXHIBITS

T-1.1   --  Organization Certificate, as amended, issued by the State of
            New York Banking Department to transact business as a Trust
            Company, is incorporated by reference to Exhibit T-1.1 to
            Form T-1 filed on September 15, 1995 with the Commission
            pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
            33-97056)
T-1.2   --  Included in Exhibit T-1.1 of this Statement of Eligibility.
T-1.3   --  Included in Exhibit T-1.1 of this Statement of Eligibility.
T-1.4   --  The By-Laws of United States Trust Company of New York, as
            amended, is incorporated by reference to Exhibit T-1.4 to
            Form T-1 filed on September 15, 1995 with the Commission
            pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-
            97056).
T-1.6   --  The consent of the trustee required by Section 321(b) of the
            Trust the Trust Indenture Reform Act of 1990.
T-1.7   --  A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or
            examining authority.

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NOTE

       As of February 8, 2000, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in ITEM 2., refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

       In answering ITEM 2. in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.
                            ------------------------

       Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd day of November, 1998.

UNITED STATES TRUST COMPANY
      OF NEW YORK, Trustee

By: /s/ JOHN C. STOHLMANN
    ----------------------------------------------------
    John C. Stohlmann
    Authorized Officer
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                                                                   EXHIBIT T-1.6

         The consent of the trustee required by Section 321(b) of the Act.
                      United States Trust Company of New York
                                114 West 47th Street
                                 New York, NY 10036

January 7, 1997

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Gentlemen:

       Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
      OF NEW YORK

By: GERARD F. GANEY
    ----------------------------------------------------
    Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK

                      CONSOLIDATED STATEMENT OF CONDITION

                               September 30, 1999
                                ($ In thousands)

                                 ASSETS
Cash and Due from Banks.....................................  $  193,236
Short-Term Investments......................................      57,951
Securities, Available for Sale..............................     489,135
Loans.......................................................   2,423,223
Less: Allowance for Credit Losses...........................      17,792
                                                              ----------
         Net Loans..........................................   2,405,431
Premises and Equipment......................................      56,406
Other Assets................................................     123,784
                                                              ----------
            Total Assets....................................  $3,325,943
                                                              ==========
LIABILITIES
Deposits:
         Non-Interest Bearing...............................  $  779,713
         Interest Bearing...................................   1,973,842
                                                              ----------
            Total Deposits..................................   2,753,555
Short-Term Credit Facilities................................     238,736
Accounts Payable and Accrued Liabilities....................     142,477
                                                              ----------
            Total Liabilities...............................  $3,134,768
                                                              ==========
                          STOCKHOLDER'S EQUITY
Common Stock................................................      14,995
Capital Surplus.............................................      53,041
Retained Earnings...........................................     124,916
Unrealized Gains on Securities Available for Sale (Net of
   Taxes)...................................................      (1,777)
                                                              ----------
            Total Stockholder's Equity......................     191,175
                                                              ----------
            Total Liabilities and Stockholder's Equity......  $3,325,943
                                                              ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

September 30, 1999